UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

mPHASE TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9841 Washingtonian Boulevard, #200

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the RSUs is incorporated herein by reference. The shares of common stock underlying the RSUs were not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On May 17, 2021 (the “Effective Date”), the board of directors (the “Board”) of mPhase Technologies, Inc. (the “Company”) appointed Mr. Venkat Kodumudi as the Company’s Chief Operating Officer (the “Appointment”).

Venkat Kodumudi, age 52

combines over 29 years of experience in information technology industry senior management that includes a 14-year career as software developer and architect. Previously, he had been involved in over 5 companies and a Federal Government Agency, in the information technology industry holding positions including chief technology officer, health product practice lead, director, and deputy director for IT operations. From 2017 through May, 2021, Venkat was a Director for CGI, Inc., (NYSE: GIB) IT services company, with diverse duties including practice lead for blockchain and intelligent automation technology. From 2016 to 2017, he was CTO for FocalCXM, Inc., a company involved in building and supporting consumer engagement solutions for the Lifesciences industry. From 2004 to 2015, he held various director level positions for the Transportation Security Agency (TSA), including operating and managing TSA’s Enterprise Learning Management System (LMS). Mr. Kodumudi has a Master’s degree in Computer Science from Arizona State University and an MBA from George Mason University.

In connection with the Appointment, Mr. Kodumudi entered into an Employment Agreement (the “Employment Agreement”) with the Company. The Employment Agreement is for an indefinite term and may be terminated with or without cause. Mr. Kodumudi will receive an annual base salary of $200,000.00 (the “Base Salary”) and shall be eligible to earn a performance bonus in the target amount of up to 50% of the Base Salary, if any, upon the attainment of performance goals established by the Chief Executive Officer of the Company. In connection with his Appointment, Mr. Kodumudi was granted 500,000 restricted stock units of the Company’s common stock (the “RSUs”). The RSUs shall vest in accordance with the following: (i) 125,000 of the RSUs shall vest on the one year anniversary of the Effective Date; (ii) 125,000 RSUs shall vest on the second year anniversary of the Effective Date; (iii) 125,000 RSUs shall vest on the third year anniversary of the Effective Date; and (iv) 125,000 RSUs shall vest on the fourth year anniversary of the Effective Date. As a full-time employee of the Company, Mr. Kodumudi will be eligible to participate in all of the Company’s benefit programs.

Upon termination of Mr. Kodumudi without cause and provided that Mr. Kodumudi has been employed by the Company for a minimum of twelve (12) months but less than twenty-four (24) months, the Company shall pay or provide to Mr. Kodumudi severance pay equal to his then current monthly base salary for six months from the date of termination, during which time Mr. Kodumudi shall continue to receive all employee benefits and employee benefit plans as described in the Employment Agreement. Upon termination of Mr. Kodumudi without cause and provided that Mr. Kodumudi has been employed by the Company for a minimum of twenty-four (24) months, the Company shall pay or provide to Mr. Kodumudi severance pay equal to his then current monthly base salary for twelve months from the date of termination.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such descriptions is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibits 10.1.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement, dated May 17, 2021, by and between mPhase Technologies, Inc. and Venkat Kodumudi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPHASE TECHNOLOGIES, INC.

Dated: May 21, 2021	By:	/s/ Anshu Bhatnagar
Anshu Bhatnagar Chief Executive Officer